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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): November 5, 1999



                       WALDEN RESIDENTIAL PROPERTIES, INC.
             (Exact name of Registrant as specified in its Charter)


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
           Maryland                           1-12592                  75-2506197

(State or other jurisdiction of      (Commission file number)       (I.R.S. Employer
 incorporation or organization)                                   Identification Number)
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             5080 Spectrum Drive, Suite 1000 E, Dallas, Texas 75248
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (972) 788-0510


                                 Not applicable
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

     As previously announced, Walden Residential Properties, Inc. (the "Company"), Oly Hightop Corporation, a Maryland corporation ("Newco"), and Oly Hightop Parent, L.P., a Delaware limited partnership ("Parent"), entered into an Agreement and Plan of Merger, dated as of September 24, 1999 (the "Prior Merger Agreement"). A few weeks after signing the Prior Merger Agreement, Walden, Parent and Newco agreed that the documents relating to the transaction incorrectly reflected the receipt by holders of common and preferred partnership units of Walden/Drever Operating Partnership, L.P. ("WDOP") and Walden Residential Operating Partnership, L.P. ("WROP") of units of WDOP and WROP, respectively, following the partnership mergers. The parties agreed that the agreement reached on September 24, 1999 was to permit those holders to elect to receive new securities in Parent rather than in WDOP and WROP. In addition, the parties also agreed (1) to not permit Walden to make severance or similar payments to its officers or consultants other than those permitted by existing employment or consulting agreements, (2) to fix the aggregate cash merger consideration reduction for capital expenditures at approximately $2.6 million and (3) to provide that Walden would not be able to terminate the merger agreement if Parent and Newco waived any reduction in the cash merger consideration that exceed $5 million as a result of capital expenditures and consent payments. On November 5, 1999, the parties entered into an amended and restated merger agreement reflecting these revisions (the "Merger Agreement").

     Two purported class action lawsuits have been filed against Walden and the members of its board of directors alleging that the defendants have acted to complete the proposed merger between Walden and Newco at a grossly inadequate and unfair price at the expense of, and which is unfair to, Walden's common and preferred stockholders. The litigation is in its preliminary stages and Walden is not able to determine the full extent of the allegations. The defendants intend to vigorously defend against the claims asserted in the two lawsuits.

     Copies of the Merger Agreement and the First Amended and Restated Limited Partnership Agreement of Parent are filed as exhibits to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     2.1 Amended and Restated Agreement and Plan of Merger, dated November 5, 1999, among Walden Residential Properties, Inc., Oly Hightop Corporation and Oly Hightop Parent, L.P.

     99.1 First Amended and Restated Limited Partnership Agreement of Oly Hightop Parent, L.P., dated as of November 5, 1999, among Oly Hightop Parent GP, LLC, as the general partner, and those persons identified as limited partners on a schedule thereto


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 12, 1999
                                        WALDEN RESIDENTIAL PROPERTIES, INC.


                                        By: /s/ Mark S. Dillinger
                                            ----------------------------------
                                            Mark S. Dillinger
                                            Executive Vice President and Chief
                                            Financial Officer



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                       WALDEN RESIDENTIAL PROPERTIES, INC.
                                INDEX TO EXHIBITS


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EXHIBIT                                                                              PAGE
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
  2.1     Amended and Restated Agreement and Plan of Merger, dated November 5,
          1999, among Walden Residential Properties, Inc., Oly Hightop
          Corporation and Oly Hightop Parent, L.P.

  99.1 First Amended and Restated Limited Partnership Agreement of Oly Hightop Parent, L.P., dated as of September 22, 1999, among Oly Hightop Parent GP, LLC, as the general partner, and those persons identified as limited partners on a schedule thereto
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